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                                        Contact: Michael A. Woodhouse
                                                 Chief Financial Officer


                 CRACKER BARREL OLD COUNTRY STORE, INC.
                    ANNOUNCES FISCAL YEAR-END RESULTS

           BOARD APPROVES 3 MILLION SHARE STOCK BUYBACK

     Lebanon, Tennessee (September 9, 1998) - Cracker Barrel Old Country Store, Inc. (Nasdaq:NM/CBRL) today announced record results for its fiscal year ended July 31, 1998.

      Net sales for fiscal 1998 were $1,317.1 million compared with net sales of $1,123.9 million in fiscal 1997. Pre-tax income was $164.7 million compared with $137.5 million last year. Net income was $104.1 million, or $1.65 per share (diluted), compared with $86.6 million, or $1.41 per share (diluted), last year.

      Net sales for the fourth quarter ended July 31, 1998, were $365.2 million compared with net sales of $322.0 million in the fourth quarter last year. Pre-tax income was $55.9 million compared with $48.9 million. Net income was $35.4 million, or $0.56 per share (diluted), compared with $31.2 million, or $0.51 per share (diluted).

      Commenting on the results, Dan W. Evins, chairman and chief executive officer, said, "Comparable 52-week same store restaurant sales for fiscal 1998 increased 1.6%, and same store retail sales increased 2.5% for a combined increase of 1.8%. In the fourth quarter of fiscal 1998, comparable 13-week same store restaurant sales decreased 0.3% and same store retail sales were down 2.6%, for a combined decrease of 0.8%. Sales from new stores accounted for the balance of the net sales increase in both periods.

      "In fiscal 1998, we opened 50 new Cracker Barrel stores bringing the total stores open at fiscal year end to 357. As of July 31, 1998, we had stores in 35 states which included the addition of Idaho, Montana,

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Nebraska, and New Jersey in the fiscal year. Our  plan  is  to  open  50 new Cracker Barrel stores in fiscal 1999, including new stores in the states of Massachusetts and Nevada, which will bring the total number of stores to 407 at the end of the year. In addition, we plan to open two Carmine's Gourmet Markets."

      The Company also announced that the Board of Directors has authorized the repurchase of up to 3 million shares of Cracker Barrel's common stock. This will allow the Company to repurchase approximately 5% of the 62.5 million shares outstanding. The purchases are to be made from time to time in the open market at prevailing market prices. One effect of the share repurchase will be to minimize dilution to existing shareholders as shares are issued under the Company's Stock Option Plan.

      Except for specific historical information, the matters discussed in this press release are forward-looking statements that involve risks, uncertainties and other factors which may cause actual results and performance of Cracker Barrel Old Country Store, Inc. to differ materially from those expressed or implied by such statements. Factors which will affect actual results include, but are not limited to: the availability and costs of acceptable sites for development; the ability of the Company to recruit and train restaurant personnel in its expansion locations; the acceptance of the Cracker Barrel concept as the Company continues to expand into new geographic regions; continued successful development of new and regional menu items; changes in or implementation of additional governmental rules and regulations; and other factors described from time to time in the Company's filings with the Securities and Exchange Commission, press releases and other communications.

      Headquartered in Lebanon, Tennessee, Cracker Barrel Old Country Store, Inc. currently operates two Carmine's Gourmet Markets located in Florida and 361 Cracker Barrel stores located in Tennessee, Florida, Georgia, Texas, North Carolina, Ohio, Illinois, Indiana, Alabama, Kentucky, Michigan, Virginia, Missouri, South Carolina, Arizona, Louisiana, Mississippi, Pennsylvania, New York, West Virginia, Oklahoma, Kansas, Arkansas, Colorado, Wisconsin, Iowa, Minnesota, New Mexico, Utah, Maryland, Connecticut, Idaho, Montana, Nebraska, and New Jersey.

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
                 CRACKER BARREL OLD COUNTRY STORE, INC.
           CONSOLIDATED CONDENSED INCOME STATEMENT (Unaudited)
                  (In 000's, except per share amounts)

                   Fourth Quarter Ended       Fiscal Year Ended
                   ____________________       _________________

Net sales:          7/31/98   8/1/97   Change  7/31/98  8/1/97   Change
                    _______   ______   ______  _______  ______   ______
  Restaurant        $282,257  $249,334  13%   $1,004,702  $  862,954  16%
  Retail              82,938    72,698  14       312,402     260,897  20
                    ________  ________        __________  __________
     Total  sales    365,195   322,032  13     1,317,104   1,123,851  17

Cost of goods sold   119,571   108,369  10       450,120     387,703  16
                    ________  ________        __________  __________
Gross profit         245,624   213,663  15       866,984     736,148  18

Labor & other
 related expenses    120,392   107,401  12       441,121     378,117  17
Other store
 operating expenses   53,171    43,150  23       197,098     162,675  21
General and
 administrative       15,828    13,787  15        63,856      57,798  10
                    ________  ________        __________  __________
     Total expenses  189,391   164,338  15       702,075     598,590  17

Operating income      56,233    49,325  14       164,909     137,558  20
Interest expense         867     1,003 (14)        3,026       2,089  45
Interest income          577       602  (4)        2,847       1,988  43
                    ________  ________        __________  __________

Pretax income         55,943    48,924  14       164,730     137,457  20
Provision for
 income taxes         20,560    17,682  16        60,594      50,859  19
                    ________  ________        __________  __________
Net income          $ 35,383  $ 31,242  13    $  104,136  $   86,598  20
                    ========  ========        ==========  ==========

Earnings per share:
  Basic             $   0.57  $   0.51  12    $     1.68  $     1.42  18
  Diluted           $   0.56  $   0.51  10    $     1.65  $     1.41  17

Weighted average shares:
  Basic               62,408    61,020   2        61,832      60,824   2
  Diluted             63,446    61,817   3        63,028      61,456   3

Ratio Analysis
______________

Net sales:
  Restaurant            77.3%     77.4%             76.3%       76.8%
  Retail                22.7      22.6              23.7        23.2
                    ________  ________        __________  __________
    Total sales        100.0     100.0             100.0       100.0

Cost of goods sold      32.7      33.7              34.2        34.5
                    ________  ________        __________  __________
Gross profit            67.3      66.3              65.8        65.5

Labor & other
 related expenses       33.0      33.3              33.5        33.7
Other store
 operating expenses     14.6      13.4              15.0        14.5
General and
 administrative          4.3       4.3               4.8         5.1
                    ________  ________        __________  __________
    Total expenses      51.9      51.0              53.3        53.3
                    ________  ________        __________  __________

Operating income        15.4      15.3              12.5        12.2
Interest expense         0.2       0.3               0.2         0.2
Interest income          0.1       0.2               0.2         0.2
                    ________  ________        __________  __________

Pretax income           15.3      15.2              12.5        12.2
Provision for
 income taxes            5.6       5.5               4.6         4.5
                    ________  ________        __________  __________

Net income               9.7%      9.7%              7.9%        7.7%
                    ========  ========        ==========  ==========

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
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
                    CONSOLIDATED CONDENSED BALANCE SHEET
                               (Unaudited)
                             (In thousands)
                                               7/31/98     8/1/97
                                               _______     ______
Assets
Cash and cash equivalents                     $ 62,593   $ 64,933
Other current assets                           102,233     84,478
Property and equipment, net                    812,321    678,167
Other assets                                    14,961      1,127
                                              ________   ________
  Total assets                                $992,108   $828,705
                                              ========   ========

Liabilities and Stockholders' Equity
Current liabilities                           $104,022   $ 88,757
Long-term debt                                  59,500     62,000
Other long-term obligations                     25,212     17,516
Stockholders' equity                           803,374    660,432
                                              ________   ________
  Total liabilities and stockholders' equity  $992,108   $828,705
                                              ========   ========

               CONSOLIDATED CONDENSED CASH FLOW STATEMENT
                               (Unaudited)
                             (In thousands)
                                               Fiscal Year Ended
                                               _________________
                                               7/31/98    8/1/97
                                               _______    ______
Cash flow from operating activities:
  Net income                                  $104,136   $86,598
  Depreciation and amortization                 43,434    35,735
  Loss on disposition of property
   and equipment                                   227       135
  Net changes in other assets and
   liabilities                                   3,001     1,727
                                              ________  ________
Net cash provided by operating activities      150,798   124,195
                                              ________  ________
Cash flows from investing activities:
  Purchase of property and equipment          (180,599) (148,649)
  Net proceeds from other investing
   activities                                    2,921     6,933
                                              ________  ________
Net cash used in investing activities         (177,678) (141,716)
                                              ________  ________
Cash flows from financing activities:
  Proceeds from issuance of long-term debt          --    50,000
  Proceeds from exercise of stock options       29,593     9,135
  Net proceeds used in other financing
   activities                                   (5,053)   (5,652)
                                              ________  ________
Net cash provided by financing activities       24,540    53,483
                                              ________  ________
Net (decrease) increase in cash and cash
 equivalents                                    (2,340)   35,962
Cash and cash equivalents, beginning of year    64,933    28,971
                                              ________  ________
Cash and cash equivalents, end of period      $ 62,593  $ 64,933
                                              ========  ========

           SAME STORE SALES ANALYSIS - SAME 257 STORE AVERAGE
                               (Unaudited)
                             (In thousands)
                         Fourth Quarter Ended     Fiscal Year Ended
                         ____________________     _________________
                           7/31/98   8/1/97       7/31/98   8/1/97
                           _______   ______       _______   ______
Restaurant                $  828.2  $  831.1     $3,102.2  $3,053.5
Retail                       233.7     239.8        942.2     919.2
                          ________  ________     ________  ________
Restaurant and retail     $1,061.9  $1,070.9     $4,044.4  $3,972.7
                          ========  ========     ========  ========

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